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                                                                   EXHIBIT 10.29

                            SUB-SERVICING AGREEMENT

   THIS SUB-SERVICING AGREEMENT (the "Agreement") is made as of the 15th day of September, 1997, by and between NEW CENTURY MORTGAGE CORPORATION, a California corporation ("New Century" or "Master Servicer") and COMERICA MORTGAGE CORPORATION, a Michigan corporation ("Comerica" or "Sub-Servicer").

BACKGROUND
----------

   New Century has previously entered into, and may in the future enter into:

(A) various pooling and servicing agreements (which, along with referenced, related and ancillary agreements are herein called, individually, a "Pooling Agreement" and collectively, the "Pooling Agreements") among various investment bankers, as depositors, New Century Mortgage Corporation, as master servicer, and certain entities offering trust services, as trustees. The Pooling Agreements are identified in the attached Addendum "A", which Addendum "A" shall be amended and updated from time to time as Pooling Agreements are added to and deleted from coverage under this Agreement; and

(B) various agreements (individually, a "Servicing Agreement" and collectively the "Servicing Agreements") by and between New Century and various secondary market mortgage lenders covering the interim or permanent servicing of mortgage loans acquired by such secondary market lenders. The Servicing Agreements are identified in the attached Addendum "A", which Addendum "A" shall be amended and updated from time to time, in writing signed by both parties, as Servicing Agreements are added to and deleted from coverage under this Agreement.

   Pursuant to the terms of the Pooling Agreements and Servicing Agreements, New Century, acting directly or through one or more sub-servicers, is to act as master servicer to service and administer certain mortgage loans in accordance with the Pooling Agreements and Servicing Agreements.

   New Century desires to appoint Comerica to perform certain of New Century's servicing obligations under the Pooling Agreements and Servicing Agreements.

   NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

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1.  Appointment of Sub-Servicer.
    ---------------------------

    (a) New Century hereby appoints Comerica, as its agent, to perform certain of New Century's servicing obligations under the Pooling Agreements and Servicing Agreements with respect to the mortgage loans (individually, a "Mortgage Loan" and collectively, the "Mortgage Loans") identified by New Century. Comerica accepts such appointment and agrees to perform the servicing duties identified in the list of servicing duties attached hereto as Addendum "B" (the "Servicing Duties"). The Servicing Duties may be updated or supplemented from time to time by New Century and Comerica only by a writing signed by both parties. The Servicing Duties shall be performed by Comerica with the same care and according to the same standards Comerica uses in servicing its own mortgage loans.

    (b) The Servicing Duties to be performed by Comerica generally include functions related to cashiering, customer service, taxes, insurance and investor reporting. Comerica shall not be responsible for functions related to bankruptcies, default management (including collections) or other non-delinquency work-out management, foreclosure and management of real estate acquired through foreclosure or deed in lieu of foreclosure ("REO"), which servicing functions shall continue to be the obligation of the New Century. Comerica's subservicing duties under this Agreement shall be limited to the Servicing Duties and Comerica shall have no duty or obligation to determine any servicer or sub-servicer duties set forth in the Pooling Agreements or Servicing Agreements, and shall not be bound by the representations, warranties and obligations of New Century thereunder with respect to such duties.

    (c) Comerica shall be New Century's exclusive agent with respect to sub-servicing of the Mortgage Loans, except that:

        (i) New Century shall not be required to terminate sub-servicing arrangements it has respecting mortgage loans existing on the date of this Agreement;

        (ii) New Century shall not be required to use Comerica for sub-servicing Mortgage Loans covered by a Pooling Agreement or Servicing Agreement if, under the terms of such Pooling Agreement or Servicing Agreement, Comerica is not approved to provide such services; and

        (iii) Comerica shall not be required to sub-service Mortgage Loan which are of a type which cannot be processed on its then current servicing system unless New Century and Comerica mutually agree to the modification of Comerica's servicing system to accommodate such loans.

2.  Compensation. As compensation for the services specified herein, Comerica
    ------------
shall be entitled to:

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        (a)    retain from each monthly payment due to New Century servicing fees of the type and in the amount set forth in Exhibit "A", with respect to each Mortgage Loan serviced as of the first day of the month in which the first monthly payment becomes due (the "Sub-Servicing Fee"). The Sub-Servicing Fee, as listed in Exhibit "A", shall be reviewed by Comerica and New Century no less frequently than annually, and at the time of any change in the Servicing Duties.

        (b) all investment earnings on the accounts established by Comerica for deposit of all collections of principal, interest and escrow with respect to the Mortgage Loans (the "Collection Accounts"),

        (c) all expenses incurred by Comerica in servicing the Mortgage Loans as a result of New Century's negligent or intentional actions or inactions, and

        (d) additional servicing compensation consisting of release and satisfaction fees (to the extent allowed by law), bad check charges, assumption, modification, conversion and substitution fees, tax service fees, bi-weekly mortgage payment program fees, fees for statement of account or pay off of the Mortgage Loan and any other servicing-related fees to the extent not related to the functions performed by New Century or otherwise required to be deposited in Collection Accounts, may be retained by Comerica directly from collections. So long as Comerica receives investment earnings on the Collection Accounts, any net investment losses in funds held in the Collection Accounts shall be for the account of Comerica and promptly upon the realization of such loss shall be contributed by Comerica to the Collection Accounts.

        Each month Comerica shall collect servicing fees and all additional servicing compensation due New Century under the Pooling Agreements and Servicing Agreements, as described in the Servicing Duties. These servicing fees may be subject to offset under the provisions of the Pooling Agreements and Servicing Agreements. The amount remaining following such offset, as a dollar amount for any month, is referred to herein as the "Net Servicing Fee". Comerica shall remit to New Century an amount equal to the Net Servicing Fee collected by the Comerica less the Sub-Servicing Fee and other items set forth above, to an account specified in writing by New Century. New Century shall receive all late payment charges and all prepayment penalties to the extent collected.

        Notwithstanding the foregoing, the Sub-Servicing Fee shall not be reduced hereby and New Century shall make Comerica whole if the total Sub-Servicing Fee is not available and such unavailability is not due to the negligent or intentional acts of Comerica. Comerica is hereby authorized to reduce the Net Servicing Fee in order to offset any such reduction.

3.      Representations, Warranties and Covenants of Comerica. Comerica hereby
        -----------------------------------------------------
represents and warrants to New Century as follows:

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        (a)     Comerica is a Michigan corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to enable it to perform its obligations under the terms of this Agreement; Comerica has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by Comerica and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of Comerica; and all requisite corporate action has been taken by Comerica to make this Agreement valid and binding upon Comerica in accordance with its terms;

        (b) Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Comerica's charter or by-laws or any legal restriction or any agreement or instrument to which Comerica is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which Comerica or its property is subject, or impair the ability of Comerica to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

        (c) Comerica is an approved seller/servicer of conventional residential mortgage loans for FNMA and FHLMC;

        (d) There is no action, suit, proceeding, or investigation pending or, to the knowledge of Comerica, threatened against Comerica which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Comerica, or in any material impairment of the right or ability of Comerica to carry on its business substantially as now conducted, or of any action taken or to be taken in connection with the obligations of Comerica contemplated herein, or which would materially impair the ability of Comerica to perform under the terms of this Agreement; and

        (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Comerica of or compliance by Comerica with this Agreement or the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the date of this Agreement.

        Upon discovery by any of New Century, Comerica, a depositor or trustee under the Pooling Agreements or Servicing Agreements (individually, the "Depositor" and/or the "Trustee" and collectively the "Depositors" and/or the "Trustees") or any party having a direct or indirect interest in the Mortgage Loans (the "Certificateholders") or any party insuring such interest (the "Certificate Insurers"), of a breach of any of the representations and warranties set forth in this Paragraph 3

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which materially and adversely affects the interests of any party having a direct or indirect interest in the Mortgage Loans, the party discovering such breach shall give prompt written notice to the other parties. Within sixty
(60) days of its discovery or its receipt of notice of breach, or such lesser cure period as may be specified by New Century if such lesser cure period is required under a Pooling Agreement or Servicing Agreement, Comerica shall cure such breach in all material respects and, upon Comerica's continued failure to cure such breach, may thereafter be removed by New Century, a Certificateholder or a Certificate Insurer pursuant to paragraph 3 hereof; provided, however, that
                                                         -----------------
if Comerica can demonstrate to the reasonable satisfaction of New Century that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of New Century, which written approval shall not be unreasonably withheld.

4.        Removal, Resignation and Termination of Comerica.
          ------------------------------------------------

          (a) New Century, may remove Comerica upon the occurrence of any of the following events (each, a "Comerica Event of Default"), which removal shall be deemed a termination for cause:

                 (i) any failure by Comerica to remit to a Trustee for distribution to the Certificateholders any payment required to be made under the terms of this Agreement which continues unremedied for a period of one business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Comerica by a Depositor, a Trustee, a Certificate Insurer, a Certificateholder or New Century; or

                 (ii) any failure on the part of Comerica duly to observe or perform in any material respect any other of the covenants or agreements on the part of Comerica contained in this Agreement, or the breach by Comerica of any representation and warranty contained in paragraph 3 hereof, which continues unremedied for a period of sixty (60) days (or such shorter period as may be required under paragraph 3 hereof) after the earlier of (A) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Comerica by a Depositor, a Trustee, a Certificate Insurer, a Certificateholder or New Century and (B) actual knowledge of such failure by an officer of Comerica; or (C) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Comerica and such decree or order shall have remained in force undischarged or unstayed for a period of ninety (90) days; or

                 (iii) Comerica shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and

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                 liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                 (iv) Comerica shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                 (v) any change of control of Comerica shall have occurred. A change in control shall occur if (A) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of Comerica or a corporation owned directly or indirectly by the stockholders of Comerica in substantially the same proportions as their ownership of stock of Comerica, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Comerica representing 25% or more of the total voting power represented by Comerica's then outstanding voting securities, or (B) during any period of two consecutive years, individuals who at the beginning of the two year period constitute the Board of Directors of Comerica and any new director whose election by the Board of Directors or nomination for election by Comerica's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors, or (C) the stockholders of Comerica approve a merger or consolidation of Comerica with any other corporation, other than a merger or consolidation which would result in the voting securities of Comerica outstanding immediately prior to such a merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of Comerica or the surviving entity outstanding immediately after the merger or consolidation, or the stockholders of Comerica approve a plan of complete liquidation of Comerica or an agreement for the sale or disposition by Comerica (in one transaction or a series of transactions) of all or substantially all Comerica's assets.

                 If a Comerica Event of Default described in clauses (i) through
          (v) of this subparagraph shall occur, then, and in each and every such case, so long as such Comerica Event of Default shall not have been remedied, New Century shall be entitled to direct costs and expenses it incurs as a result of the Event of Default and New Century or a Certificate Insurer may, by notice in writing to Comerica, terminate all of the rights and obligations of Comerica in its capacity of sub-servicer under this Agreement,

                                       6
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          to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by Comerica of such written notice, all authority and power of Comerica under this Agreement or the Mortgage Loans shall pass to and be vested in New Century pursuant to and under this Section, and, without limitation, New Century is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of Comerica, any and all documents and other instruments and to do or accomplish all other acts or things necessary of appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Comerica agrees promptly (and in any event no later than ten (10) business days subsequent to such notice) to provide New Century with all documents and records requested by it to enable it to assume the sub-servicer's functions under this Agreement, and to cooperate with New Century in effecting the termination of Comerica's responsibilities and rights under this Agreement, including, without limitation, the transfer within one (1) business day to New Century for administration by it of all cash amounts which at the time shall be or should have been credited by Comerica to a Collection Account held by or on behalf of Comerica (provided, however, that Comerica shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination and shall continue to be entitled to the benefits of paragraph 6 notwithstanding any such termination).

          (b) Comerica shall not resign from the obligations and duties hereby imposed on it, except by mutual agreement of Comerica and New Century, with the consent of the appropriate Certificate Insurer, if applicable, or upon determination that Comerica duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of Comerica so causing such a conflict being of a type and nature carried on by Comerica at the date of this Agreement. Any such determination permitting the resignation of Comerica shall be evidenced by an opinion of counsel to such effect which shall be delivered to New Century and the appropriate Certificate Insurer, if applicable.

          (c) New Century may, in any event and without cause, withdraw any or all Mortgage Loans serviced hereunder upon written demand, made at least one hundred eighty (180) days prior to date of withdrawal (or such shorter period as may be required to comply with a servicing transfer or termination for cause by an investor, trustee or similar party), except that New Century shall pay Comerica, on the effective date of termination, a termination fee as set forth in Exhibit "A" attached hereto.

          (d) Any collections received by Comerica after removal, resignation or termination shall be endorsed by it to New Century and remitted directly and promptly to New Century.

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          (e)    Upon removal, resignation or termination of Comerica, New
          Century shall select a successor sub-servicer.

          (f) A successor sub-servicer under this Agreement shall take such action, consistent with this Agreement, as shall be reasonably necessary to effectuate any such succession. Comerica agrees to cooperate with a successor sub-servicer in effecting the termination of Comerica, servicing responsibilities and rights hereunder and shall promptly provide such successor servicer all documents and records reasonably requested by it to enable it to assume Comerica's functions hereunder and shall promptly also transfer to such successor sub-servicer all amounts which should have been deposited in the Collection Account by Comerica or which are thereafter received with respect to the Mortgage Loans. The successor sub-servicer shall not be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (ii) the failure of Comerica to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over Comerica.

          (g) Any successor sub-servicer shall assume all rights and obligations of the predecessor sub-servicer under this Agreement, except those arising before succession.

          (h) If an event of default of New Century occurs under a Pooling Agreement or a Servicing Agreement, and (i) such event of default is not the result of a Comerica Event of Default, and (ii) as a result of such event of default New Century is terminated, Comerica may, if it so chooses and with the consent of the Certificate Insurer, become the successor master servicer for the Mortgage Loans covered by such Pooling Agreement or Servicing Agreement.

          (i) In the event New Century is terminated pursuant to the terms of any Pooling Agreement or any Servicing Agreement and (i) Comerica shall have elected not to become the successor master servicer, or
          (ii) if the Certificate Insurer withholds its consent and Comerica is not approved as the successor master servicer, the Trustee or the Certificate Insurer may terminate this Agreement, as it relates to those Mortgage Loans covered by such Pooling Agreement or Servicing Agreement, subject to any fees required in the attached Exhibit "A."

5.        No Assignment. Except as provided herein, neither New Century nor
          -------------
Comerica may assign or transfer its rights or obligations under this Agreement without prior written consent of the parties hereto; provided, however, this shall not prevent Comerica in its sole judgment from delegating specific servicing obligations hereunder to, including without limitation, computer bureaus, credit bureaus, real estate tax service companies, real estate brokers, or agents, attorneys, trustees and any other determined by Comerica as long as Comerica remains responsible for any action taken or not taken by such companies, agents, representatives throughout the term of this Agreement. Merger of Comerica with its parent, subsidiary or affiliate shall not be deemed an assignment of this Agreement by Comerica.

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6.        Limitation on Liability of Comerica and Others.
          ----------------------------------------------

          (a) Comerica and any director, officer, employee or agent of Comerica may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any person respecting any matters arising thereunder. Comerica and any director, officer, employee or agent of Comerica shall be indemnified and held harmless by New Century against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, other than any loss, liability or expense to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of disregard of obligations and duties hereunder.

          (b) To the extent that Comerica incurs any loss, liability or expense arising out of or in connection with this Agreement, New Century hereby assigns to Comerica New Century's right to indemnification from the provisions of any Pooling Agreement or Servicing Agreement; provided, however, that in the event New Century seeks indemnification pursuant to any Pooling Agreement or Servicing Agreement for itself, Comerica shall be indemnified pursuant to clause
          (a) hereof.

          (c) Comerica shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that Comerica may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, pursuant to clause (b) above, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of New Century. In the case of reimbursement from a Trustee, Comerica shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in the applicable Pooling Agreement or Servicing Agreement, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

7.        Amendment to Sub-Servicing Agreement. This Agreement may be amended
          ------------------------------------
from time to time by written agreement signed by New Century and Comerica.

8.        Annual Statement as to Compliance. Comerica, at its own expense, will
          ---------------------------------
deliver to New Century, each Trustee and each Certificate Insurer, on or before 90 days following the end of the fiscal year of Comerica, commencing in 1998, an officer's certificate stating, as to each signer thereof, that

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          (a)    a review of the activities of Comerica during such preceding calendar year and of performance under this Agreement has been made under such officer's supervision; and

          (b) to the best of such officer's knowledge, based on such review, Comerica has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officer and the nature and status thereof including the steps being taken by Comerica to remedy such default.

9.       Annual Independent Certified Public Accountant's Reports. Not later
         --------------------------------------------------------
than 90 days following the end of each fiscal year of Comerica, commencing in 1998, Comerica, at its own expense, shall cause to be delivered to New Century, the Trustees and the Certificate Insurers a report stating that:

          (a) it has obtained a letter of representation regarding certain matters from the management of Comerica which includes an assertion that Comerica has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year; and

          (b) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate.

10.       Access to Certain Documentation and Information Regarding the Mortgage
          ----------------------------------------------------------------------
Loans. Comerica shall provide to the Office of Thrift Supervision, the FDIC, and
-----
any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge but only upon reasonable request and during normal business hours at the offices of Comerica designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to any Certificateholder, any Certificate Insurer and any Trustee upon reasonable request during normal business hours at the offices of Comerica designated by it at the expense of the party requesting such access.

11.       Miscellaneous.
          -------------

          (a)    Indulgences, Etc. Neither the failure nor any delay on the part
                 -----------------
          of either party to exercise any right, remedy, power or privilege ("Right") under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any Right

                                       10
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          preclude any other or further exercise of the same or of any other
          Right, nor shall any waiver of any Right with respect to any occurrence be construed as a waiver of such Right with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

          (b)    Controlling Law. This Agreement and all questions relating to
                 ---------------
          its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of New York, notwithstanding any conflict-of-laws doctrines of the State of New York or other jurisdictions to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

          (c)    Waiver of Jury Trial. Each of the parties hereby irrevocably
                 --------------------
          waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, any other transaction document or any instrument or document delivered hereunder or thereunder.

          (d)    Notices. All notices, requests, demands and other
                 -------
          communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) against receipt or three days after when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

                 (i)    If to New Century:

                        New Century Mortgage Corporation
                        18400 Von Karman, Suite 1000
                        Irvine, CA 92612
                        Attention: Brad A. Morrice

                        Telephone: (714) 440-7030
                        Telecopy: (714) 440-7033

                 (ii)   If to Comerica:

                        Comerica Mortgage Corporation
                        3551 Hamlin Road
                        Auburn Hills, Michigan 48326
                        Attention: Sharon Walsh

                        Telephone: (248) 371-6555
                        Telecopy: (248) 371-6533

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

                 In addition, notice by mail shall be by air mail if posted outside of the continental United States. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

          (e)    Binding Nature of Agreement. This Agreement shall be binding
                 ---------------------------
          upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

          (f)    Provisions Separable. The provisions of this Agreement are
                 --------------------
          independent of and separate from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

          (g)    Counterparts. For the purpose of facilitating the execution of
                 ------------
          this Agreement and or other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and together shall constitute and be one and the same instrument.

          (h)    Entire Agreement. This Agreement contains the entire
                 ----------------
          understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an Agreement in writing.

          (i)    Paragraph Headings. The paragraph headings in this Agreement
                 ------------------
          are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

          (j)    Advice from Counsel. The parties understand that this Agreement
                 -------------------
          is a legally binding agreement that may affect such party's rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

          (k)    Judicial Interpretation. Should any provision of this Agreement
                 -----------------------
          or any of the other transaction documents require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

          (l)    Non-Compete. Notwithstanding anything to the contrary contained
                 -----------
          in this Agreement, Comerica shall not use information it acquires in the course of sub-servicing the Mortgage Loans to solicit similar loans for itself, its subsidiaries and affiliates or third-party lenders competing directly with New Century.

          (m)    Insurance Solicitation. Each of the parties hereby agrees that
                 ----------------------
          no solicitations of the other party's customer for mortgage credit life and mortgage disability insurances shall be extended unless mutually agreed upon by both parties.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized officers as of the date first above written.


                                                NEW CENTURY MORTGAGE CORPORATION

                                                By: /s/ Brad A. Morrice
                                                   -----------------------------
                                                   Brad A. Morrice
                                                   Chief Executive Officer



                                                COMERICA MORTGAGE CORPORATION

                                                By: /s/ Sharon Walsh
                                                   -----------------------------
                                                   Sharon Walsh
                                                   First Vice President

                                 ADDENDUM "A"
                        DATED AS OF--------------------
                       POOLING AND SERVICING AGREEMENTS

THIS ADDENDUM is attached to and made a part of that certain Sub-Servicing Agreement (the "Agreement") dated as of September 15, 1997, by and between NEW CENTURY MORTGAGE CORPORATION ("New Century") and COMERICA MORTGAGE CORPORATION ("Comerica"). This Addendum may be amended from time to time by New Century and Comerica in accordance with the Agreement.

The following Pooling Agreements (as such term is defined in the Agreement) are deemed to be covered by the Agreement:

-------------------------------------------------------------------------------
DATE             INVESTMENT BANKER                 TRUSTEE
-------------------------------------------------------------------------------
None
-------------------------------------------------------------------------------

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                                    1 of 2

The following Servicing Agreements(as such term is defined in the Agreement) are deemed to be covered by the Agreement:

-------------------------------------------------------------------------------
DATE        PURCHASER/INVESTOR
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

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COMERICA MORTGAGE CORPORATION            NEW CENTURY MORTGAGE CORPORATION

 By: /s/ Sharon Walsh                      By: /s/Brad A. Morrice
    -------------------------                ----------------------------
     Sharon Walsh                              Brad A. Morrice
 Its: First Vice President                 Its: Chief Executive Officer

                                 ADDENDUM "B"
                        DATED AS OF: SEPTEMBER 15, 1997
                               SERVICING DUTIES

THIS ADDENDUM is attached to and made a part of that certain Sub-Servicing Agreement (the "Agreement") dated as of September 15, 1997, by and between NEW CENTURY MORTGAGE CORPORATION ("New Century") and COMERICA MORTGAGE CORPORATION ("Comerica"). This Addendum may be amended from time to time by New Century and Comerica in accordance with the Agreement. This Addendum may be supplemented from time to by use of one (1) or more attachments in the form of the "Attachment B-___ " included herewith. To the extent the servicing duties specified in this Addendum are inconsistent with any Attachment, the servicing duties specified in the Attachment shall prevail.

Cashiering
----------

  . Acceptance and application of mortgagor's payments through Lockbox processing, ACH or manual processing. Payments applied in following order:

         . Required interest
         . Required principal
         . Deposits for taxes and insurances
         . All other fees, charges or penalties

     Payment will be applied within 24 hours of receipt. Same day processing for payments received prior to 3:30 P.M. (EST) unless specified by New Century through processing stops placed on MSP Servicing System.

  . Payments received on Comerica Business Days which fall on the 16th and last day of the month will be processed until 9:00 P.M. (EST).

  . Reversal of payments due to insufficient funds. Reversals will be completed within 24 hours of notice. Same day reversal for notice received prior to 3:00 P.M. (EST). Notification to New Century by next business day.

Investor Reporting
------------------

  . Monthly remittances to New Century within eighteen (18) calendar days following the last business day of each month. Remittances shall be payable by wire and shall be net of Comerica's compensation, outstanding advances and reimbursements.

  . Monthly reports will be provided to New Century, along with Investor, through the Alltel Servicing System. Contracts identified as Actual/Actual and New Century's Warehouse

                                    1 of 4

     Investor (Inv. 555) will generate hard copy reports using the Actual/Actual remittance logic with the following reports included:

         . Trial Balance
         . Collection Report
         . Curtailment Report
         . Paid-in-Full Report
         . Prepaid Report
         . Single Debit Reconciliation

  . Monthly hard copy reports will be provided to New Century, along with Investor, through the Alltel Servicing system. Contract identified as Schedule/Schedule reporting (hereby called 660 reporting) will generate reports using Schedule/Schedule remittance logic with the following reports included:

         . Trial Balance
         . Collection Report
         . Curtailment Report
         . Paid-in-Full Report
         . Prepaid Report
         . Loans Added Report
         . Private Pool Detail Report

  . Remittance to Investor will be as preceding month-end information supplied by New Century by the eighteenth (18th) calendar day of the following month.

  . Individual investor remittances, dates and reports to be set up based upon attachments to Addendum B.

  . Interest short fall adjustments will be advanced daily by Comerica and funded by New Century monthly.

  . Funds collected will be segregated and held in custodial accounts stating Comerica as "Custodian" for New Century.

Customer Service
----------------

  . Telephone service with customer service representatives Monday through Thursday 8:30 A.M. to 7:00 P.M. (EST) and Friday 8:30 A.M. to 6:00 P.M.
     (EST).

  . Telephone service with Voice Response Unit (VRU) Monday through Friday 7:00 A.M. to 11:00 P.M. (EST) and Saturday 7:00 AM. to 6:00 P.M. (EST).

  .  Written correspondence with responses within three (3) days of receipt.

                                    2 of 4

  .  ARM adjustments calculated based upon ARM data supplied by New Century.

  . ARM calculation headers provided to New Century for review and approval prior to individual loan calculations.

  . Notice of ARM payment adjustment to customers within regulatory time frames.

  . Monthly billing for all mortgage payments except for mortgagors who maintain ACH payment.

  . Processing of name changes as a result of marriage, death, divorce according to procedures followed for other loans serviced. Notification to New Century.

Loan Set Up
-----------

  . Set up of loan closed according to current matrix (Exhibit C) on Alltel Servicing System based upon complete loan information provided by New Century and documented on the New Loan Boarding sheet (Exhibit B).

  . Completed boarding sheets will be processed within 48 business hours of receipt.

  . Incomplete or rejected set ups will be returned to New Century within 24 hours of occurrence.

  .  Data input audit on all manual boardings.

  . Loans with escrow/impound accounts and interest due will be funded from the established New Century deposit account.

  . Provide New Century with updates to matrix (Exhibit C) on method of tax accrual, cushions and tax payments due dates by state.

  . Provide daily reports to New Century for balancing loans boarded by units, principal balance and escrow balances.

Property Tax Maintenance
------------------------

  . Payment of property taxes by the penalty date for all loans with an escrow/impound account, except for taxes due 30 days before closing, which will be collected and paid at closing.

  . Annual property tax searches on all loans without an escrow/impound account.

  . Notification to mortgagors and New Century of all delinquent property taxes.

                                    3 of 4

Hazard Insurance Maintenance
----------------------------

  . Payment of homeowners and flood premiums by due dates for all loans with an escrow/impound account except for first year policy to be collected and paid at closing.

  . Notification to mortgagors to obtain required insurances if cancellation notice is received.

  . Forced placement of hazard and flood insurance under Comerica's insurance carrier on all loans with cancellation or non-renewal.

  . Endorsement of all insurance claim reimbursements according to procedures followed for other loans serviced.

Escrow/Impound Accounts
-----------------------

  .  Interest paid on all escrow/impound accounts according to state law.

  . Annual escrow analysis performed in accordance with Comerica's method for all other loans serviced.

  .  Notification as required by RESPA to customers of payment changes.

  . An escrow analysis may be performed within 60 days if the escrow/impound account is not closed per RESPA guidelines. The error rate is not to exceed 1% without fee charges.



COMERICA MORTGAGE CORPORATION               NEW CENTURY MORTGAGE CORPORATION

By: /s/ Sharon Walsh                        By: /s/ Brad A. Morrice
    -------------------------                   ----------------------------
    Sharon Walsh                                Brad A. Morrice
    First Vice President                        Chief Executive Officer

                                    4 of 4

                                ATTACHMENT B - ____

                           SPECIAL SERVICING DUTIES


This Attachment is dated as of September 15, 1997, and is attached to Addendum "B" (the "Addendum") to Sub-Servicing Agreement (the "Agreement") by and between New Century Mortgage Corporation ("New Century") and Comerica Mortgage Corporation ("Comerica") and survives any amendment or modification to the Agreement or the Addendum.

Capitalized terms used in this Attachment shall have the meeting attributed to them in the Agreement.

This Attachment sets forth the special servicing duties required of Comerica in regard to Mortgage Loans covered by a certain [Pooling or Servicing] Agreement dated _______________ by and among New Century, ________________________________
________________________ and ___________________________________________________

The following Servicing Duties shall be applicable to the forgoing Mortgage Loans and shall be in addition to and/or supersede the servicing duties specified in the Addendum:



COMERICA MORTGAGE CORPORATION               NEW CENTURY MORTGAGE CORPORATION

By: /s/ Sharon Walsh                        By: /s/ Brad A. Morrice
    -------------------------                   ----------------------------
    Sharon Walsh                                Brad A. Morrice
    First Vice President                        Chief Executive Officer

                                    1 of 1

                                 EXHIIBIT "A"

                                 FEE SCHEDULE


MONTHLY FEE                                    $ 8.50 per loan

BOARDING FEE
  Manual boarding                              $34.00 per loan

  Automated boarding                           (to be negotiated - not to exceed
                                                $10 per loan)
DEBOARDING FEE

  For servicing released loan
  $10.00 per loan

  For servicing released loans for which
  monthly payments are more than five (5)
  months delinquent                            $50.00 per loan

TAX SERVICE FEE                                $75.00 per loan
  (First American Real Estate Tax Service)
  (May increase upon ninety (90) day notice)

FLOOD INSURANCE FEE
  Certification fee                            ($ and company to be determined)

  Life-of-loan coverage                        ($ and company to be determined)

SERVICING SYSTEM MODIFICATIONS

In addition to all other fees provided herein, Comerica shall be entitled to reimbursement for all expenses, both out-of-pocket and internal, it may incur to modify or make additions to its servicing system at the request of New Century

                                    1 of 2

TERMINATION FEES

                                                                       OUT OF POCKET
      TERMINATION                                                        TRANSFER
         REASON                                 FEE                    REIMBURSEMENT           NOTICE
         ------                                 ---                    -------------           ------

1.  Without cause by                     1-36 Months                      All Costs           180 Days
    New Century (All                     10 x Monthly fee/per
    or partial loans) or                 loan                             All Costs           180 Days
    without 180 day
    notice

2.  Without cause by                     1-36 Months                      All Costs           180 Days
    related Third Party                  10 x Monthly fee/per
    (investor, insurers,                 loan                             All Costs           180 Days
    rating agency, etc.)
    (All or partial loans)

3.  With cause by New Century            $10 per loan                     Negotiated          60 Days after cure
    (under reasonable cure                                                                    expiration
    provisions)

4.  New Century Terminated               1-36 Months                      All Costs           90 Days
    with/without cause affecting         10 x Monthly fee/per             All Costs           90 Days
    CMC Servicing Contract              loan


                                    2 of 2